Exhibit 99.1

Janus Henderson Group plc reports second quarter 2018 diluted EPS of US$0.70,

or US$0.74 on an adjusted basis

•      Board appoints Dick Weil as Chief Executive Officer (“CEO”) of Janus Henderson Group plc

•      Good investment performance across all time periods, with 69%, 64% and 82% of assets under management (“AUM”) outperforming benchmarks on a 1, 3 and 5 year basis, respectively, as at 30 June 2018

•      Net outflows of US$2.7 billion

•      AUM of US$370.1 billion, with positive investment performance offset by net outflows and negative currency movements

•      Quarterly dividend of US$0.36 per share

•      US$100 million on-market share buyback authorised by the Board

LONDON — 31 July 2018 — Janus Henderson Group plc (NYSE:JHG, ASX:JHG; “JHG”, “the Group” or “the Company”) published its second quarter and interim results for the three month and six month periods ended 30 June 2018. Additionally, the JHG Board of Directors (the “Board”) announced the appointment of Dick Weil as the sole CEO of JHG.

A conference call and webcast to discuss the second quarter results and the CEO appointment will be held today, 31 July 2018, at 6pm EDT, 11pm BST, 8am AEST (1 August 2018). Call details are provided under “Second Quarter 2018 Earnings Call Information” below and on the investor relations section of JHG’s website (www.janushenderson.com/IR).

Second Quarter 2018 Earnings Results

Second quarter 2018 net income attributable to JHG was US$140.6 million compared to US$165.2 million in the first quarter 2018 and US$41.7 million in the second quarter 2017. Adjusted net income attributable to JHG, adjusted for one-off non-cash and acquisition and transaction related costs, of US$149.9 million increased 4% compared to US$143.6 million in the first quarter 2018 and improved 7% compared to US$139.8 million on a pro forma adjusted basis in the second quarter 2017.

Second quarter 2018 diluted earnings per share was US$0.70 compared to US$0.82 in the first quarter 2018 and US$0.28 in the second quarter 2017. Adjusted diluted earnings per share of US$0.74 increased 4% compared to US$0.71 in the first quarter 2018 and improved 9% versus US$0.68 on a pro forma adjusted basis in the second quarter 2017.

As at 30 June 2018, the Group had achieved US$107 million of annualised run rate pre-tax net cost synergies. The Group continues to expect it will be able to realise recurring annual run rate pre-tax net cost synergies of at least US$125 million within three years post merger close.

Appointment of Dick Weil as CEO of Janus Henderson Group

While not an easy decision, due to having two highly qualified candidates, the CEO decision was based on a very rigorous process over several months, supported by expert advice from external consultants. This decision was made with the full support of the Board, and the Board believes Dick is most appropriate to take Janus Henderson to the next level.

“Now that our integration plans are significantly progressed, our Board has determined that the co-CEO structure has achieved its goals, and now is the appropriate time for Janus Henderson to be led once again by a sole CEO. Dick brings a breadth of skills and experience from prior roles in his career where he successfully led organizations through challenge and change”, said Richard Gillingwater, Chairman of the Janus Henderson Group plc Board.

The Board wishes to thank Andrew Formica for his tremendous leadership over the past 10 years, and especially for the dedication and collaboration he has demonstrated since announcement of our merger.  While Andrew will resign his co-CEO role and Board seat effective immediately, he has agreed to continue on as an advisor to assist with final integration efforts through the end of the year”.

Commenting on his appointment as sole CEO, Dick Weil said:

“I am honored and excited to have the opportunity to lead Janus Henderson. We have established a strong platform from which Janus Henderson can continue to drive deeper client relationships”.

Commenting on Dick Weil’s appointment as sole CEO, Andrew Formica said:

“It has been a pleasure to work with Dick in the creation and formation of Janus Henderson this past year. I am also proud of what we achieved at Henderson over the 10 years I was CEO. Janus Henderson is an outstanding business with a fantastic and talented workforce. I wish Dick and the team the very best going forward”.

In connection with the Board’s decision, the firm will take a severance charge of approximately US$12 million, including the acceleration of long-term incentive compensation, that will be reflected in the third quarter results.

In connection with today’s announcement, Phil Wagstaff, Global Head of Distribution, has decided that now is the right time to take a career break, given that the integration work is significantly progressed and the distribution team is well in place. Phil will work closely with Dick Weil over the next 6 months to ensure a full and smooth transition.

Commenting on Phil Wagstaff’s Departure, Richard Gillingwater said:

“Phil has been instrumental in the development of our global distribution team, first at Henderson following the acquisition of Gartmore and then with the merger of Janus and Henderson, where he has played a key role in welding the two distribution teams together, creating a world-class distribution organization.  We are grateful for all Phil’s efforts”.

About Dick Weil

Dick Weil is Chief Executive Officer of Janus Henderson Investors and also serves as a member of the Board of Directors. In this role, Mr. Weil is responsible for the strategic direction and overall day-to-day management of the firm. He also leads the firm’s Executive Committee. Prior to this, Mr. Weil was Chief Executive Officer of Janus, a position he had held since joining the firm in 2010. Prior to this, Mr. Weil spent 15 years with PIMCO where most recently he served as the global head of PIMCO Advisory, a member of PIMCO’s executive committee, and a member of the Board of Trustees of the PIMCO Funds. Previous to his appointment as Global Head of PIMCO Advisory, he served as Chief Operating Officer of PIMCO, a position he held for 10 years, in which time he successfully led the development of PIMCO’s global business and founded their German operations. Mr. Weil also previously served as PIMCO Advisors L.P.’s General Counsel. Prior to joining PIMCO in 1996, Mr. Weil was with Bankers Trust Global Asset Management and Simpson Thacher & Bartlett LLP in New York.  Mr. Weil earned his bachelor of arts degree in economics from Duke University and his juris doctorate from the University of Chicago Law School. He has 23 years of financial industry experience.

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”) which includes the results of Janus Capital Group from the Merger closing date. However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on a pro forma adjusted basis. See adjusted statements of income reconciliation for additional information.

RESULTS FOR ANNOUNCEMENT TO THE MARKET

These results for announcement to the market include the interim information required to be provided to the Australian Securities Exchange (ASX) under Listing Rule 4.2A and Appendix 4D.

SUMMARY OF FINANCIAL RESULTS (unaudited, in US$ millions, except per share data or as noted)

	Six months ended
	30 Jun	30 Jun
	2018	2017	% change
US GAAP basis:
Revenue	1,180.1	629.6	87%
Operating expenses	828.6	522.1	59%
Operating income	351.5	107.5	227%
Operating margin	29.8%	17.1%	12.7	ppt
Net income attributable to JHG	305.8	84.3	263%
Diluted earnings per share	1.51	0.64	136%

	Six months ended
		30 Jun
	30 Jun 2018	2017 (pro forma)	% change
Adjusted basis(1):
Revenue	948.1	888.2	7%
Operating expenses	567.9	545.1	4%
Operating income	380.2	343.1	11%
Operating margin	40.1%	38.6%	1.5	ppt
Net income attributable to JHG	293.5	242.1	21%
Diluted earnings per share	1.45	1.18	23%

	Three months ended
	30 Jun	31 Mar	30 Jun
	2018	2018	2017
US GAAP basis:
Revenue	592.4	587.7	396.6
Operating expenses	417.1	411.5	339.9
Operating income	175.3	176.2	56.7
Operating margin	29.6%	30.0%	14.3%
Net income attributable to JHG	140.6	165.2	41.7
Diluted earnings per share	0.70	0.82	0.28

	Three months ended
			30 Jun
	30 Jun 2018	31 Mar 2018	2017 (pro forma)
Adjusted basis(1):
Revenue	477.7	470.4	482.2
Operating expenses	286.3	281.6	282.7
Operating income	191.4	188.8	199.5
Operating margin	40.1%	40.1%	41.4%
Net income attributable to JHG	149.9	143.6	139.8
Diluted earnings per share	0.74	0.71	0.68

As a result of revenue recognition accounting guidance that came into effect in 2018, the Group’s presentation of distribution expenses under US GAAP is now reported on a gross basis. As a consequence, the Group reclassified prior year amounts to conform to the 2018 presentation. The change in presentation does not affect the Group’s reporting on an adjusted basis as distribution expenses are netted against revenue.

First half 2018 adjusted revenue of US$948.1 million increased from the first half 2017 pro forma result of US$888.2 million. Higher management fees offset the decline in performance fees, reduced from the strong levels seen in the first half 2017. Management fees grew 12% as a result of the increase in average assets under management. First half 2018 adjusted operating income of US$380.2 million increased from US$343.1 million in the first half 2017 on a pro forma basis, driven by higher management fees coupled with lower expenses as a result of merger-related cost synergies.

Second quarter 2018 adjusted revenue of US$477.7 million increased from the first quarter 2018 result of US$470.4 million with an increase in performance fees offsetting the 2% decline in management fees. The reduction in management  fees was a result of lower average assets under management through the period. Performance fees grew from first quarter 2018 levels, driven by seasonality. Second quarter 2018 adjusted operating income of US$191.4 million increased from US$188.8 million in the first quarter 2018, with higher adjusted revenue offsetting increased adjusted operating expenses.

DIVIDEND AND SHARE BUYBACK

On 31 July 2018, the Board declared a second quarter dividend in respect of the three months ended 30 June 2018 of US$0.36 per share. Shareholders on the register on the record date of 13 August 2018 will be paid the dividend on 24 August 2018. Janus Henderson does not offer a dividend reinvestment plan.

Subject to formally appointing a corporate broker, the Board has approved the Company commencing an on-market buyback programme this quarter, on a date to be determined and announced by the Company. The Company intends to spend up to US$100 million to buy its ordinary shares on the New York Stock Exchange and its CHESS Depositary Interests (CDIs) on the ASX over 12 months. Further information regarding the proposed on-market buy-back program will be announced immediately prior to its finalisation and formal launch.

Net tangible assets/(liabilities) per share

US$	30 Jun 2018	30 Jun 2017
Net tangible assets/(liabilities) per ordinary share	1.18	(1.51)

Net tangible assets/(liabilities) are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

(1) See adjusted statements of income reconciliation for additional information.

AUM AND FLOWS

AUM and flows for periods prior to and including second quarter 2017 present pro forma flows of Janus Henderson as if the merger had occurred at the beginning of the period shown.

Total Group comparative AUM and flows

	Three months ended
(in US$ billions)	30 Jun 2018	31 Mar 2018	30 Jun 2017 (pro forma)
Opening AUM	371.9	370.8	330.8
Sales	17.1	19.7	20.2
Redemptions	(19.8)	(22.4)	(21.2)
Net sales/(redemptions)	(2.7)	(2.7)	(1.0)
Market/FX	0.9	3.8	15.8
Acquisitions/(disposals)	—	—	(0.7)
Total AUM	370.1	371.9	344.9

Second quarter 2018 AUM and flows by capability

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi- Asset	Alternatives	Total
31 March 2018	190.7	80.0	50.4	31.8	19.0	371.9
Sales	8.5	5.0	0.4	1.8	1.4	17.1
Redemptions	(9.6)	(5.6)	(1.2)	(1.3)	(2.1)	(19.8)
Net sales/(redemptions)	(1.1)	(0.6)	(0.8)	0.5	(0.7)	(2.7)
Market/FX	3.7	(2.9)	0.5	0.3	(0.7)	0.9
30 June 2018	193.3	76.5	50.1	32.6	17.6	370.1

Average AUM

	Three months ended
(in US$ billions)	30 Jun 2018	31 Mar 2018	30 Jun 2017 (pro forma)
Average AUM:
Equities	191.0	194.6	169.7
Fixed Income	77.9	79.7	76.8
Quantitative Equities	50.0	51.4	47.4
Multi-Asset	31.9	32.1	28.5
Alternatives	18.3	19.6	17.5
Total	369.1	377.4	339.9

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as at 30 June 2018)

Capability	1 year	3 years	5 years
Equities	63%	58%	73%
Fixed Income	87%	93%	98%
Quantitative Equities	47%	25%	87%
Multi-Asset	90%	88%	90%
Alternatives	99%	73%	100%
Total	69%	64%	82%

% of mutual fund AUM in top 2 Morningstar quartiles (as at 30 June 2018)

Capability	1 year	3 years	5 years
Equities	56%	61%	75%
Fixed Income	42%	38%	42%
Quantitative Equities	58%	54%	53%
Multi-Asset	92%	83%	83%
Alternatives	92%	25%	25%
Total	60%	57%	68%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82%, 82%, 73%, 67% and 74% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 30 Jun 2017, 30 Sep 2017, 31 Dec 2017, 31 Mar 2018 and 30 Jun 2018 respectively. For the 1-, 3-, 5- and 10-year periods ending 30 Jun 2018, 45%, 50%, 57% and 63% of the 215, 203, 182 and 145 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. Data for periods prior to and including 2Q17 present the pro forma assets as if the merger had occurred at the beginning of the period shown. © 2018 Morningstar, Inc. All Rights Reserved.

2018 THIRD QUARTER RESULTS

Janus Henderson intends to publish its 2018 third quarter results on 1 November 2018.

SECOND QUARTER 2018 EARNINGS CALL INFORMATION

Chief Executive Officer, Dick Weil, and Chief Financial Officer, Roger Thompson, will present these results on 31 July 2018 on a conference call and webcast to be held at 6pm EDT, 11pm BST, 8am AEST (1 August 2018).

Those wishing to participate should call:

United Kingdom	0800 404 7655 (toll free)
US & Canada	888 471 3840 (toll free)
Australia	1 800 093 472 (toll free)
All other countries:	+1 719 325 4763 (this is not a toll free number)
Conference ID:	7600300

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson Group plc

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

As at 30 June 2018, Janus Henderson had approximately US$370 billion in AUM, more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Erin Passan
+44 (0) 20 7818 2106	+1 (303) 394 7681
john.groneman@janushenderson.com	erin.passan@janushenderson.com

Louise Curran	EMEA:
Non-US Investor Relations Manager	Angela Warburton
+44 (0) 20 7818 5927	+44 (0) 20 7818 3010
louise.curran@janushenderson.com	angela.warburton@janushenderson.com

Jim Kurtz	United Kingdom: FTI Consulting
US Investor Relations Manager	Andrew Walton
+1 (303) 336 4529	+ 44 (0) 20 3727 1514
jim.kurtz@janushenderson.com	andrew.walton@FTIConsulting.com

or	Asia Pacific: Honner
Investor Relations	Michael Mullane
investor.relations@janushenderson.com	+ 61 28248 3740
michaelmullane@honner.com.au

FINANCIAL DISCLOSURES

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended
(in US$ millions, except per share data or as noted)	30 Jun 2018	31 Mar 2018	30 Jun 2017
Revenue:
Management fees	493.5	502.9	300.0
Performance fees	13.5	(3.9)	57.7
Shareowner servicing fees	31.8	31.5	9.9
Other revenue	53.6	57.2	29.0
Total revenue	592.4	587.7	396.6

Operating expenses:
Employee compensation and benefits	151.0	146.7	123.6
Long-term incentive plans	55.2	40.0	47.3
Distribution expenses	114.7	117.3	72.5
Investment administration	11.7	11.4	9.7
Marketing	9.5	8.5	10.1
General, administrative and occupancy	59.2	72.2	67.3
Depreciation and amortisation	15.8	15.4	9.4
Total operating expenses	417.1	411.5	339.9

Operating income	175.3	176.2	56.7

Interest expense	(3.9)	(3.8)	(2.0)
Investment gains (losses), net	(16.6)	(0.7)	9.8
Other non-operating income (expenses), net	13.9	38.9	(2.0)
Income before taxes	168.7	210.6	62.5
Income tax provision	(38.2)	(47.4)	(21.0)
Net income	130.5	163.2	41.5
Net loss (income) attributable to noncontrolling interests	10.1	2.0	0.2
Net income attributable to JHG	140.6	165.2	41.7
Less: allocation of earnings to participating stock-based awards	3.8	4.2	1.1
Net income attributable to JHG common shareholders	136.8	161.0	40.6

Basic weighted-average shares outstanding (in millions)	195.8	195.9	140.2
Diluted weighted-average shares outstanding (in millions)	196.6	196.9	143.8

Diluted earnings per share (in US$)	0.70	0.82	0.28

Pro forma statements of income

The table below reflects the US GAAP basis results for the three months ended 30 June 2018 and 31 March 2018 and the pro forma results of Janus Henderson for the three months ended 30 June 2017, as though the merger had taken place at the beginning of the period shown:

	Three months ended
(in US$ millions)	30 Jun 2018	31 Mar 2018	30 Jun 2017 (pro forma)
Revenue:
Management fees	493.5	502.9	458.3
Performance fees	13.5	(3.9)	52.3
Shareowner servicing fees	31.8	31.5	29.5
Other revenue	53.6	57.2	53.7
Total revenue	592.4	587.7	593.8

Operating expenses:
Employee compensation and benefits	151.0	146.7	185.7
Long-term incentive plans	55.2	40.0	61.2
Distribution expenses	114.7	117.3	111.6
Investment administration	11.7	11.4	9.7
Marketing	9.5	8.5	23.2
General, administrative and occupancy	59.2	72.2	98.7
Depreciation and amortisation	15.8	15.4	15.2
Total operating expenses	417.1	411.5	505.3

Operating income	175.3	176.2	88.5

Interest expense	(3.9)	(3.8)	(5.1)
Investment gains (losses), net	(16.6)	(0.7)	9.9
Other non-operating income (expenses), net	13.9	38.9	(1.6)
Income before taxes	168.7	210.6	91.7
Income tax provision	(38.2)	(47.4)	(31.7)
Net income	130.5	163.2	60.0
Net income attributable to noncontrolling interests	10.1	2.0	(1.0)
Net income attributable to JHG	140.6	165.2	59.0

Adjusted statements of income

The following are reconciliations of US GAAP basis and pro forma basis revenues, operating income, net income attributable to Janus Henderson and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to Janus Henderson and adjusted diluted earnings per share. The results for the three months ended 30 June 2018 and 31 March 2018 reconcile US GAAP basis amounts to adjusted amounts while the three months ended 30 June 2017 reconcile pro forma amounts to pro forma adjusted amounts. Pro forma amounts are based on the combined results of Janus Henderson as though the merger had taken place at the beginning of the period shown:

	Three months ended
			30 Jun
(in US$ millions, except per share data or as noted)	30 Jun 2018	31 Mar 2018	2017 (pro forma)
Reconciliation of revenue to adjusted revenue
Revenue	592.4	587.7	593.8
Distribution expenses(1)	(114.7)	(117.3)	(111.6)
Adjusted revenue	477.7	470.4	482.2

Reconciliation of operating income to adjusted operating income
Operating income	175.3	176.2	88.5
Employee compensation and benefits(2)	6.0	2.9	25.4
Long term incentive plans(2)	0.7	0.1	13.2
Investment administration(2)	0.7	—	—
Marketing(2)	(0.2)	0.1	14.4
General, administration and occupancy(2)	1.5	2.1	50.2
Depreciation and amortisation(3)	7.4	7.4	7.8
Adjusted operating income	191.4	188.8	199.5

Operating margin	29.6%	30.0%	14.9%
Adjusted operating margin	40.1%	40.1%	41.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	140.6	165.2	59.0
Employee compensation and benefits(2)	6.0	2.9	25.4
Long-term incentive plans(2)	0.7	0.1	13.2
Investment administration(2)	0.7	—	—
Marketing(2)	(0.2)	0.1	14.4
General, administration and occupancy(2)	1.5	2.1	50.2
Depreciation and amortisation(3)	7.4	7.4	7.8
Interest expense(4)	0.7	0.7	0.7
Investment gains, net(5)	—	—	(10.2)
Other non-operating income (expenses), net(4)	(4.0)	(44.8)	2.6
Income tax provision(6)	(3.5)	9.9	(23.3)
Adjusted net income attributable to JHG	149.9	143.6	139.8
Less: allocation of earnings to participating stock-based awards	(4.1)	(3.6)	(4.0)
Adjusted net income attributable to JHG common shareholders	145.8	140.0	135.8

Weighted average common shares outstanding — diluted (two class) (in millions)	196.6	196.9	200.0
Diluted earnings per share (two class) (in US$)	0.70	0.82	0.29
Adjusted diluted earnings per share (two class) (in US$)	0.74	0.71	0.68

(1) Distribution expenses are paid to financial intermediaries for the distribution of the Group’s investment products. Janus Henderson’s management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

(2) Adjustments primarily represent deal and integration costs in relation to the Merger. The costs primarily represent severance costs, legal costs and consulting fees. Janus Henderson’s management believes these costs do not represent the ongoing operations of the Group.

(3) Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Janus Henderson’s management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

(4) Adjustments primarily represent the gain on the sale of the Group’s back office (including fund administration and fund accounting), middle office and custody functions in the US to BNP Paribas, fair value movements on options issued to Dai-ichi and deferred consideration costs associated with acquisitions prior to the Merger. Janus Henderson’s management believes these costs do not represent the ongoing operations of the Group.

(5) Adjustment relates to the gain recognised on disposal of the alternative UK small cap team (‘Volantis team’) on 1 April 2017. Janus Henderson’s management believes this gain does not represent the ongoing operations of the Group.

(6) The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Balance sheet

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	30 Jun	31 Mar	31 Dec
(in US$ millions)	2018	2018	2017
Assets
Cash and cash equivalents	669.8	611.4	760.1
Investment securities	313.4	287.6	280.4
Property, equipment and software, net	65.0	69.4	70.6
Intangible assets and goodwill, net	4,672.5	4,754.1	4,738.7
Assets of consolidated variable interest entities	395.3	505.9	466.7
Other assets	807.4	875.6	956.2
Total assets	6,923.4	7,104.0	7,272.7

Liabilities, redeemable noncontrolling interests and equity
Debt	330.0	330.8	379.2
Deferred tax liabilities, net	748.1	754.3	752.6
Liabilities of consolidated variable interest entities	10.3	21.8	21.5
Other liabilities	748.3	852.5	1,053.6
Redeemable noncontrolling interests	177.8	217.7	190.3
Total equity	4,908.9	4,926.9	4,875.5
Total liabilities, redeemable noncontrolling interests and equity	6,923.4	7,104.0	7,272.7

AUM

Data for periods prior to and including second quarter 2017 present pro forma AUM and flows of JHG as if the merger had occurred at the beginning of the period shown.

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
30 June 2017 (pro forma)	173.4	77.2	46.5	29.4	18.4	344.9
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions(1)	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales/(redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market/FX	8.3	1.8	3.0	1.1	0.7	14.9
30 September 2017	182.3	79.4	49.0	30.2	19.6	360.5
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions(1)	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales/(redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market/FX	8.1	0.5	2.5	1.6	0.5	13.2
31 December 2017	189.7	80.1	49.9	31.6	19.5	370.8
Sales	9.9	5.3	1.7	1.3	1.5	19.7
Redemptions(1)	(11.7)	(5.6)	(1.4)	(1.2)	(2.5)	(22.4)
Net sales/(redemptions)	(1.8)	(0.3)	0.3	0.1	(1.0)	(2.7)
Market/FX	2.8	0.2	0.2	0.1	0.5	3.8
31 March 2018	190.7	80.0	50.4	31.8	19.0	371.9
Sales	8.5	5.0	0.4	1.8	1.4	17.1
Redemptions(1)	(9.6)	(5.6)	(1.2)	(1.3)	(2.1)	(19.8)
Net sales/(redemptions)	(1.1)	(0.6)	(0.8)	0.5	(0.7)	(2.7)
Market/FX	3.7	(2.9)	0.5	0.3	(0.7)	0.9
30 June 2018	193.3	76.5	50.1	32.6	17.6	370.1

Note: FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD.

(1)Redemptions include impact of client switches which could cause a positive balance on occasion.

STATUTORY DISCLOSURES

Associates and joint ventures

As at 30 June 2018, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Long Tail Alpha LLC. Ownership 20%

Movement in controlled entities

There has been the following acquisition of a controlled entity in the three month period to 30 June 2018.

•                  Optimum Investment Management Ltd

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended December 31, 2017, on file with the SEC (Commission file no. 001-3810). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on file with the Securities and Exchange Commission (Commission file no. 001-38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

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